EXHIBIT 21.1

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Jones Apparel Group, Inc.
Legal Entity Listing

                                                                                             State/Country Of
                                                                                               Incorporation

Parent Company:                           Jones Apparel Group, Inc.                            Pennsylvania

First Tier Subsidiary Company:            Jones Apparel Group Holdings, Inc.                     Delaware

                                     (1)  Jones Apparel Group Holdings, Inc. (formerly
                                           Jill Acquisition Sub, Inc.)

Second Tier Subsidiary
Companies:                                Jones Apparel Group USA, Inc. (2)                    Pennsylvania
                                          Nine West Group Inc. (3)                               Delaware
                                          Melru Corporation                                     New Jersey
                                          Jones Investment Co., Inc.                             Delaware
                                          Jones Holding Corporation (4)                          Delaware
                                          Jones Management Service Company                       Delaware
                                          Jones Factor Co.                                       Delaware
                                          Sun Apparel, Inc. (formerly SAI Acquisition
                                           Corp.) (5)                                            Delaware

                                     (2)  Jones Apparel Group USA, Inc.
Third Tier Subsidiary Companies:          Camisas de Juarez, S.A. de C.V.                         Mexico
                                          Vestamex, S.A. de C.V.                                  Mexico

                                     (3)  Nine West Group Inc. (formerly Jack Asset
                                           Sub Inc.)
Third Tier Subsidiary Companies:          Nine West Boot Corporation                             Delaware
                                          Nine West Development Corporation                      Delaware
                                          Nine West Distribution Corporation (6)                 Delaware
                                          Nine West Footwear Corporation                         Delaware
                                          Nine West Funding Corporation                          Delaware
                                          Nine West Manufacturing Corporation (7)                Delaware
                                          The Shops for Pappagallo, Inc. (8)                       Ohio
                                          Nine West Canada Corporation                            Canada
                                          Conca Del Sol International                         Cayman Islands
                                          Nine West - Honduras                                Cayman Islands
                                          Nine West Accessories (HK) Limited - 50.0%             Hong Kong
                                          Nine West Asia Ltd. - 67.0% (9)                         Bermuda
                                          Nine West Melbourne Pty Ltd. - 1% (10)                 Australia
                                          Nine West UK Holdings Limited (11)                  United Kingdom
                                          Nine West Servicos de Assessoria de Compras
                                           Ltda                                                    Brazil
                                          Nine West Group Italy S.r.1.                             Italy

                                     (4)  Jones Holding Corporation
Third Tier Subsidiary Companies:          Jones Apparel Group Canada, Inc.                        Canada
                                          Jones International Limited (12)                       Hong Kong

                                     (5)  Sun Apparel, Inc. (formerly SAI Acquisition
                                           Corp.)
Third Tier Subsidiary Companies:          Sun Apparel, Inc. (13)                                 Delaware
                                          Lone Star Selling Group, Inc.                          New York
                                          R.L. Management, Inc.                                  Delaware
                                          Import Technology of Texas, Inc. (14)                    Texas

                                     (6)  Nine West Distribution Corporation
Fourth Tier Subsidiary Companies:         Nine West Accessories (HK) Limited - 50.0%             Hong Kong
                                          Nine West Melbourne Pty Ltd. -1%                       Australia


                                     (7)  Nine West Manufacturing Corporation
Fourth Tier Subsidiary Company:           Nine West Manufacturing II Corporation                 Delaware

                                     (8)  The Shops for Pappagallo, Inc.
Fourth Tier Subsidiary Companies:         Compania de Calzados de Exportacion, S.L.                Spain

                                     (9)  Nine West Asia Ltd. - 67.0%
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Jones Apparel Group, Inc.
Legal Entity Listing
                                                                                             State/Country Of
                                                                                               Incorporation
Fourth Tier Subsidiary Companies:         Nine West Hong Kong Limited                            Hong Kong
                                          Nine West Japan Co., Ltd.                                Japan
                                          Nine West Singapore Pte Ltd. (15)                      Singapore

                                     (10) Nine West Melbourne Pty Ltd.
Fourth Tier Subsidiary Company:           Nine West Australia Pty Ltd.                           Australia

                                     (11) Nine West UK Holdings Limited
Fourth Tier Subsidiary Companies:         Nine West France S.A.R.L.                               France
                                          Nine West UK Limited                                United Kingdom
                                          The Shoe Studio Group Limited (16)                  United Kingdom
                                          Pied a Terre Group Limited                          United Kingdom

                                     (12) Jones International Limited
Fourth Tier Subsidiary Companies:         Jones Far East Limited                                 Hong Kong
                                          Bongal Company Limited                                 Hong Kong
                                          Jones Apparel Group (HK) Limited                       Hong Kong

                                     (13) Sun Apparel, Inc.
Fourth Tier Subsidiary Companies:         Sun Apparel of Texas, Ltd. - 99.5%                       Texas
                                          Maquilas Paml S.A. de C.V. - 1.0%                       Mexico
                                          CNC West Division S.A. de C.V. - 1.0%                   Mexico

                                     (14) Import Technology of Texas, Inc.
Fourth Tier Subsidiary Companies:         Sun Apparel of Texas, Ltd. - 0.5%                        Texas
                                          Maquilas Paml S.A. de C.V. - 99.0%                      Mexico
                                          CNC West Division S.A. de C.V. - 99.0%                  Mexico

                                     (15) Nine West Singapore Pte Ltd.
Fifth Tier Subsidiary Company:            Nine West (Malaysia) Sdn Bhd - 50.0%                   Malaysia

                                     (16) The Shoe Studio Group Limited
Fifth Tier Subsidiary Companies:          Cable & Co (UK) Limited                             United Kingdom
                                          Rayne Shoes (1994) Limited                          United Kingdom
                                          Vivaldi Shoes Limited                               United Kingdom
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